As filed with the Securities and Exchange Commission on March 11, 2009
Registration No. 333-43766

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________

POST-EFFECTIVE AMENDMENT NO. 8
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT of 1933
________________________

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
________________________

Software HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)
_________________________

250 Vesey Street
New York, New York 10281
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________

Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York  10281
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Software HOLDRSSM Trust

The Software HOLDRSSM Trust issues Depositary Receipts called Software HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the software industry.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Software HOLDRS in a round-lot amount of 100 Software HOLDRS or round-lot multiples.  Software HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Software HOLDRS.  For a list of the names and the number of shares of the companies that make up a Software HOLDR, see “Highlights of Software HOLDRS—The Software HOLDRS” in this prospectus.  The Software HOLDRSSM trust will issue Software HOLDRS on a continuous basis.

Investing in Software HOLDRS involves significant risks.  See “Risk Factors.”

Software HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Software HOLDRS are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Software HOLDRS are listed on the NYSE Arca under the symbol “SWH.”  On February 27, 2009, the last reported sale price of the Software HOLDRS on the NYSE Arca was $26.76.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

________________

The date of this prospectus is March 11, 2009.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

TABLE OF CONTENTS

Page

SUMMARY	3
RISK FACTORS	4
HIGHLIGHTS OF SOFTWARE HOLDRS	10
THE TRUST	19
DESCRIPTION OF SOFTWARE HOLDRS	19
DESCRIPTION OF THE UNDERLYING SECURITIES	20
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT	23
U.S. FEDERAL INCOME TAX CONSEQUENCES	27
ERISA CONSIDERATIONS	32
PLAN OF DISTRIBUTION	32
LEGAL MATTERS	32
WHERE YOU CAN FIND MORE INFORMATION	32

________________

This prospectus contains information you should consider when making your investment decision.  With respect to information about Software HOLDRS, you should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell Software HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Software HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences―Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Software HOLDRS or of the underlying securities through an investment in the Software HOLDRS.

SUMMARY

The Software HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of September 22, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Software HOLDRS.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock or American depositary shares currently held by the trust with respect to each round-lot of Software HOLDRS is specified under “Highlights of Software HOLDRS—The Software HOLDRS.”  This group of common stocks or American depositary shares, and the securities of any company that may be added to the Software HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities.  The companies included in the Software HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events. The Software HOLDRS are separate from the underlying securities that are represented by the Software HOLDRS.  On February 27, 2009, there were 1,676,200 Software HOLDRS outstanding.

RISK FACTORS

An investment in Software HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Software HOLDRS, including the risks associated with a concentrated investment in software companies.

General Risk Factors

•
Loss of investment.  Because the value of Software HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Software HOLDRS if the underlying securities decline in value.

•	Discount trading price. Software HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Software HOLDRS or other corporate events, such as mergers, a Software HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your Software HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the software industry.  At the time of the initial offering, the companies included in the Software HOLDRS were generally considered to be involved in various aspects of the software industry.  However, the market price of the underlying securities and the Software HOLDRS may not necessarily follow the price movements of the entire software industry.  If the underlying securities decline in value, your investment in the Software HOLDRS will decline in value, even if the securities prices of companies in the software industry generally increase in value.  In addition, since the time of the initial offering, the companies included in Software HOLDRS may not be involved in the software industry.  In this case, the Software HOLDRS may not consist of securities issued only by companies involved in the software industry.

•
Not necessarily comprised of solely software companies.  As a result of distributions of securities by companies included in the Software HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Software HOLDRS and that are not involved in the software industry may be included in the Software HOLDRS.  The securities of a new company will only be distributed from the Software HOLDRS if the securities have a different Standard & Poor’s Corporation sector classification than any of the underlying issuers included in Software HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.  As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors.  As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Software HOLDRS provides no assurance that each new company included in the Software HOLDRS will be involved in the software industry.  Currently, the underlying securities included in the Software HOLDRS are represented in the Information Technology GICS sector.  As each Standard & Poor’s GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Software HOLDRS yet not be involved in the software industry.  In addition the GICS sector classifications of securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Therefore, additional GICS sectors may be represented in the Software HOLDRS, which may also result in the inclusion in the Software HOLDRS of the securities of a new company that is not involved in the software industry.

•
No investigation of underlying securities.  The underlying securities initially included in the Software HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the software industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  Consequently, the Software HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Loss of diversification.  As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Software HOLDRS may not necessarily be a diversified investment in the software industry.  In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in a distribution of securities from, or the inclusion of additional securities in, the Software HOLDRS, may also reduce diversification.  Software HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Software HOLDRS and receive delivery of each of the underlying securities.  The cancellation of your Software HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Software HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Software HOLDRS on the NYSE Arca may be halted if (i) the number of Software HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (ii) the market value of all Software HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca. If trading is halted in Software HOLDRS, you will not be able to trade Software HOLDRS and you will only be able to trade the underlying securities if you cancel your Software HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Software HOLDRS if (i) the number of Software HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (ii) the market value of all Software HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca. If the Software HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Software HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Software HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Software HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Software Industry

•
The stock prices of some of the companies included in the Software HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Software HOLDRS, and you could lose all or part of your investment.  The trading prices of the securities of some companies included in the Software HOLDRS have been volatile.  These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

▪	general market fluctuations;

▪	actual or anticipated variations in companies’ quarterly operating results;

▪	announcements of technological innovations or new services offered by competitors of the companies included in the Software HOLDRS;

▪	changes in financial estimates by securities analysts;

▪	legal or regulatory developments affecting the companies included in the Software HOLDRS or in the software industry;

▪	announcements by competitors of the companies included in the Software HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

▪	departures of key personnel;

▪	sales of software companies’ securities in the open market; and

▪	difficulty in obtaining additional financing.

In addition, the trading prices of some software stocks in general have experienced extreme price and volume fluctuations.  These fluctuations may be unrelated or disproportionate to the operating performance of these companies.  The valuations of many software stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios.  Some of the companies do not, or in the future might not, have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of software companies or Internet-based companies, generally, could depress the stock prices of a software company regardless of software companies’ results.  Other broad market and industry factors may decrease the stock price of software stocks, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of software stocks.  Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses.  These economic conditions could have a material adverse effect on the financial condition and results of operations of companies whose common stocks are included in Software HOLDRS.  The events of September 11, 2001, in New York and Washington, D.C., as well as the United States’ war on terrorism and potential military operations in other areas of the world, may have an unpredictable effect on economic conditions of companies whose common stocks are included in Software HOLDRS.  Companies whose common stocks are included in Software HOLDRS results of operations and financial condition could be adversely impacted if those events and other related events cause further disruptions in the economy.

As a result of fluctuations in trading prices of the companies included in the Software HOLDRS, the trading price of Software HOLDRS has fluctuated significantly.  The initial offering price of a Software HOLDR, on September 26, 2000 was $98.21, and during 2008, the price of a Software HOLDR reached a high of $44.40 and a low of $25.24.

•
A decline in information technology spending may result in a decrease in revenues or lower the growth rate of the companies whose securities are included in Software HOLDRS. A decline in the demand for information technology among current and prospective customers of the companies included in Software HOLDRS may result in decreased revenues or a lower growth rate for these companies because their sales depend, in part, on their customers’ level of funding for new or additional information technology systems and services.

•	Companies whose securities are included in the Software HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Software HOLDRS. Companies whose securities are included in Software HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Software HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the software industry.

•
Many software companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, result of operations and financial condition.  The ability of a software company to obtain, maintain or increase market share depends on timely introduction and market acceptance of new products offered by software companies.  The software market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands.  The success of many software companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve performance, features and the reliability of their products.  Software companies must also quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products or products which could make their product obsolete.  In addition, the widespread adoption of new Internet, networking or telecommunications standards and other technological changes could require substantial expenditures to modify or adapt the existing products offered by software companies.

•
The products of some software companies have relatively short life cycles, which could result in significant fluctuations in the operating results of these software companies.  The products of some companies included in the Software HOLDRS have a limited life cycle and it is difficult to estimate when they will become obsolete.  As a result, it is difficult to forecast future revenue growth or sources of future revenue.  If a software company does not develop and introduce new products before existing products have completed their life cycles and ensure that existing customers continue to use their products, it may not be possible for a software company to sustain its current level of sales.

•
Inability to manage rapid growth could adversely affect systems, management resources and revenues.  Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support.  This expansion has placed and will continue to place a significant strain on the financial, operational, management, marketing, and sales systems and resources of many software companies.  There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

•
Inability to adequately protect proprietary rights may harm the competitive positions of many software companies.  Many software companies rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services.  There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property.  Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive.  In addition, software companies may be subject to claims that their products and services infringe the intellectual property rights of others.  Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require software companies to enter into royalty or licensing agreements.  Legal standards relating to the scope of protection of intellectual property rights in software and related industries are still evolving, and the future viability or value of any of the intellectual property rights of software companies is uncertain.

•
Some companies included in the Software HOLDRS derive significant revenue from only a few customers, and a failure to retain these customers or add new customers could affect the business of the companies.  Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the Software HOLDRS.  If any of these significant customers were to reduce their purchases, the revenues of these companies would be substantially affected.  Some of the companies included in the Software HOLDRS do not have long-term contracts or specific volume purchase contracts with significant customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

•
The international operations of some software companies expose them to risks associated with instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  Some companies included in the Software HOLDRS have international operations and derive substantial revenue from international sales.  The risks of international business that the companies are exposed to include the following:

▪	general economic, social and political conditions;

▪	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

▪	differing tax rates, tariffs, exchange controls or other similar restrictions;

▪	currency fluctuations; and

▪	changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

•
The products of some software companies may contain defects or errors, which may make it more difficult to gain market acceptance for their products and may reduce revenues.  The products of software companies must be developed quickly to keep pace with the rapidly changing software market.  Despite extensive product testing, complex software products and services are likely to contain undetected errors or defects.  In the past, some software companies have experienced delays in releasing some versions of their products until software problems were corrected.  Some products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of products and damage to their reputations, as well as lost revenues, diverted development resources and increased service and warranty costs, all of which could negatively affect the revenues of a software company.

•
Many software companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business.  The success of any software company is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel.  If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined.  Competition for personnel has been and may continue to be intense.  There is no certainty that any of these software companies will be able to continue to attract and retain qualified personnel.

•
It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Software HOLDRS.  Companies included in the Software HOLDRS from time to time may be incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States.  As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Software HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States.  In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

•
Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Software HOLDRS.  Holders of American depositary shares, including those that may, from time to time, be included in the Software HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares.  These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share.  Also, holders of American depositary shares may not be able to exercise voting rights unless they take a variety of steps, which may include registration in the share registry of the company that has issued the securities underlying the American depositary shares.  The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

HIGHLIGHTS OF SOFTWARE HOLDRS

This discussion highlights information regarding Software HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Software HOLDRS.

Issuer	Software HOLDRS Trust.

The trust
The Software HOLDRS Trust was formed under the depositary trust agreement, dated as of September 22, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Software HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Software HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Software HOLDRS.

Purpose of Software HOLDRS
Software HOLDRS are designed to achieve the following:

Diversification.  Software HOLDRS are designed to allow you to diversify your investment in the software industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

Flexibility.  The beneficial owners of Software HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Software HOLDRS, and can cancel their Software HOLDRS to receive each of the underlying securities represented by the Software HOLDRS.

Transaction costs.  The expenses associated with buying and selling Software HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds securities traded on U.S. stock markets that, when initially selected, were issued by companies involved in the software industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement —Distributions” and “Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Software HOLDRS
The trust has issued, and may continue to issue Software HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S. traded securities that are held by the trust on your behalf.  The Software HOLDRS themselves are separate from the underlying securities that are represented by the Software HOLDRS.

The following chart provides:

	•	the names of the issuers of underlying securities currently represented by the Software HOLDRS;

	•	the stock ticker symbols;

	•	the share amounts currently represented by a round-lot of 100 Software HOLDRS; and

	•	the principal U.S. market on which the underlying securities are traded

Name of Company	Ticker	Share Amounts	Primary U.S. Trading Market

Adobe Systems Incorporated	ADBE	13.3800	NASDAQ
BMC Software, Inc.	BMC	7.0000	NYSE
CA, Inc.	CA	17.0000	NASDAQ
Check Point Software Technologies Ltd.	CHKP	6.0000	NASDAQ
Intuit Inc.	INTU	12.0000	NASDAQ
Microsoft Corporation	MSFT	30.0000	NASDAQ
Nuance Communications Inc.	NUAN	0.7700	NASDAQ
Openwave Systems Inc.	OPWV	0.6667	NASDAQ
Oracle Corporation	ORCL	24.0000	NASDAQ
SAP AG-preference shares *	SAP	16.0000	NYSE
Sapient Corporation	SAPE	3.0000	NASDAQ
Symantec Corporation	SYMC	7.8694	NASDAQ
TIBCO Software Inc.	TIBX	5.0000	NASDAQ

*The preference shares of this non-U.S. company trade in the United States as American depositary receipts. Please see “Risk Factors” and “United States Federal Income Tax Consequences—Special considerations with respect to underlying securities of foreign issuers” for additional factors to consider with respect to an investment in a non-U.S. company.

The companies whose securities were included in the Software HOLDRS at the time Software HOLDRS were originally issued generally were considered to be among the 20 largest and most liquid companies with U.S.-traded securities involved in the software industry, as measured by market capitalization and trading volume on August 10, 2000.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples. The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

The number of outstanding Software HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Software HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases
You may acquire Software HOLDRS in two ways:

•      through an in-kind deposit of the required number of securities of the underlying issuers with the trustee; or

•      through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Software HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Software HOLDRS, The Bank of New York Mellon as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Software HOLDRS.  If you wish to cancel your Software HOLDRS and withdraw your underlying securities, The Bank of New York Mellon as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Software HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Software HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.  With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Software HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Software HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Software HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the Software HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Software HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Software HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Software HOLDRS.  These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Software HOLDRS and the right to surrender Software HOLDRS to receive the underlying securities.  Software HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Software HOLDRS.  However, due to the nature of Software HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Software HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Software HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Software HOLDRS would need to surrender their Software HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.

As such, you will receive such reports and communications from the broker through which you hold your Software HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Software HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented in the Software HOLDRS at the time of the distribution.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Software HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Software HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Software HOLDRS.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Software HOLDRS or other corporate events, such as mergers, a Software HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Software HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Software HOLDRS are outstanding and each round-lot of 100 Software HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Software HOLDRS.  If holders of 50,000 round-lots of 100 Software HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Software HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events
The depositary trust agreement provides for the automatic distribution of underlying securities from the Software HOLDRS to you in the following four circumstances:

A.       If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

B.       If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

C.       If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Software HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Software HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.  In any other case, the additional securities received will be deposited into the trust.

D.       If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Software HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Software HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Software HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined Standard & Poor’s GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Software HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Software HOLDRS or distributed to you.

Standard & Poor’s sector classifications
Standard and Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as “GICS,” which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were exclusively effective as of January 2, 2002.  There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Software HOLDRS are currently represented in the Information Technology GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events
A.       The Software HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted.

B.       The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C.       Beneficial owners of at least 75% of outstanding Software HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Software HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of Software HOLDRS as directly owning the underlying securities.  The Software HOLDRS themselves will not result in any U.S. federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing	The Software HOLDRS are listed on the NYSE Arca under the symbol “SWH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Software HOLDRS. Bid and ask prices, however, are quoted per single Software HOLDR.

Clearance and settlement
Software HOLDRS have been issued only in book-entry form.  Software HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Software HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Software HOLDRS Trust.  You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Software HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Software HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of September 22, 2000.  The depositary trust agreement was amended on November 22, 2000.  The Bank of New York Mellon is the trustee.  The Software HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Software HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Software HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF SOFTWARE HOLDRS

The trust has issued Software HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Software HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples.  The trust will only issue Software HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Software HOLDRS.  In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

 Software HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Software HOLDRS—The Software HOLDRS.”

Beneficial owners of Software HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Software HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Software HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Software HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Software HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Software HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Software HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Software HOLDRS are available only in book-entry form.  Owners of Software HOLDRS may hold their Software HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities initially included in the Software HOLDRS were the common stock or American depositary shares of specified companies that, at the time of initial selection, were involved in various aspects of the software industry and whose securities are registered under section 12 of the Exchange Act.  The issuers of the underlying securities were, as of the time of initial selection, among the largest capitalized and most liquid companies involved in the software industry as measured by market capitalization and trading volume.

As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the Software HOLDRS may no longer consist of exclusively securities issued by companies involved in the software industry.

Underlying securities.  For a list of the underlying securities represented by Software HOLDRS, please refer to “Highlights of Software HOLDRS—The Software HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Software HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the 13 underlying securities currently represented by a single Software HOLDR, measured at the close of the business day on April 13, 2000 and thereafter as of the end of each month to February 27, 2009.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

2000	Closing Price	2001	Closing Price	2002	Closing Price	2003	Closing Price
April 13	54.31	January 31	46.48	January 31	34.13	January 31	23.14
April 28	56.98	February 28	36.52	February 28	29.09	February 28	22.97
May 31	51.58	March 30	29.98	March 28	30.76	March 31	21.80
June 30	59.28	April 30	37.53	April 30	26.38	April 30	24.46
July 31	52.12	May 31	35.26	May 31	24.24	May 30	26.73
August 31	60.49	June 29	38.25	June 28	24.22	June 30	26.68
September 29	55.78	July 31	35.09	July 31	20.67	July 31	27.25
October 31	53.49	August 31	30.28	August 30	20.77	August 29	28.40
November 30	39.54	September 28	25.46	September 30	17.89	September 30	28.75
December 29	38.01	October 31	28.72	October 31	23.03	October 31	29.86
		November 30	32.58	November 29	25.72	November 28	29.82
		December 31	33.24	December 31	22.68	December 31	31.93

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January 30	32.30	January 31	33.52	January 31	37.85	January 31	39.96
February 27	31.36	February 28	33.37	February 28	36.90	February 28	38.63
March 31	31.03	March 31	33.11	March 31	37.53	March 30	38.77
April 30	30.63	April 29	32.19	April 28	37.12	April 30	40.68
May 28	31.38	May 31	34.09	May 31	33.96	May 31	41.72
June 30	32.81	June 30	33.60	June 30	34.66	June 29	41.05
July 30	30.76	July 29	34.47	July 31	33.86	July 31	40.77
August 31	29.93	August 31	34.24	August 31	36.17	August 31	41.21
September 30	31.93	September 30	34.50	September 29	38.72	September 28	43.24
October 29	34.34	October 31	34.71	October 31	40.24	October 31	46.04
November 30	36.12	November 30	35.82	November 30	40.66	November 30	42.31
December 31	36.33	December 30	35.64	December 29	40.57	December 31	43.93

2008	Closing Price	2009	Closing Price
January 31	40.09	January 30	28.01
February 29	37.45	February 27	26.48
March 31	38.61
April 30	39.56
May 30	43.35
June 30	40.30
July 31	41.09
August 29	42.15
September 30	39.50
October 31	30.85
November 28	28.38
December 31	29.30

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of September 22, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Software HOLDRS, provides that Software HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies.  The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

The trustee.  The Bank of New York Mellon serves as trustee for Software HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Software HOLDRS.  You may create and cancel Software HOLDRS only in round-lots of 100 Software HOLDRS.  You may create Software HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.  Similarly, you must surrender Software HOLDRS in integral multiples of 100 Software HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Software HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Software HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Software HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Software HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Software HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Software HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Software HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Software HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Software HOLDRS.

Further issuances of Software HOLDRS.  The depositary trust agreement provides for further issuances of Software HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Software HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Software HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Software HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Software HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Software HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Software HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Software HOLDRS will be distributed from the Software HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Software HOLDRS are currently represented in the Information Technology GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Software HOLDRS will surrender their Software HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Software HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Software HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Software HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Software HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Software HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Software HOLDRS.

Issuance and cancellation fees.  If you wish to create Software HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Software HOLDRS.  If you wish to cancel your Software HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Software HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Software HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Software HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Software HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Software HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Software HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Software HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Software HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Software HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Software HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Software HOLDRS

A U.S. receipt holder purchasing and owning Software HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Software HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Software HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Software HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Software HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Software HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Software HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Software HOLDRS.  Similarly, with respect to sales of Software HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Software HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Software HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Software HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the NYSE Arca); and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income.  For this purpose, dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Software HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Software HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  At the time the Software HOLDRS were originally issued, the Initial Depositor was not aware that any of the foreign issuers of the underlying securities was a PFIC.  The Initial Depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Software HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

We recommend that U.S. receipt holders consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Software HOLDRS, including the advisability and feasibility of making any elections thereunder.

U.S. receipt holders also would be required to file IRS Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of  U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non- U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service (the “IRS”).

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Software HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Software HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Software HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Software HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Software HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Software HOLDRS.  The trust delivered the initial distribution of Software HOLDRS against deposit of the underlying securities in New York, New York on approximately September 29, 2000.

Investors who purchase Software HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Software HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Software HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Software HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Software HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Software HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Software HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms in Washington, D.C.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Software HOLDRS.  This prospectus relates only to Software HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Software HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Software HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2004, 2005, 2006, 2007, and 2008, through February 27, 2009.  The historical prices of the underlying securities should not be taken as an indication of future performance.

ADOBE SYSTEMS INCORPORATED (ADBE)

Adobe Systems Incorporated offers business and mobile software and services worldwide.  The Creative Solutions segment provides software tools for professional publishing, Web design, professional photography, video production, animation, and motion graphic production, as well as printing visually rich information.  The Knowledge Worker Solutions segment offers Acrobat family of products for the creation and exchange of electronic documents; and enables the user to collaborate on documents with electronic comments and to tailor the security of a file in order to distribute reliable Adobe PDF documents that can be viewed, printed, or interacted.  The Mobile and Device Solutions segment provides solutions for the creation and delivery of content, user interfaces, and data services on mobile and non-PC devices, such as cellular phones, consumer devices, and Internet connected hand-held devices.  The Enterprise and Developer Solutions segment offers server-based enterprise interaction solutions that automate people-centric processes.  The Other segment addresses the publishing needs of technical and business publishing to its printing businesses.  The Company distributes its products through distributors and dealers, value-added resellers, systems integrators, and independent software vendors; directly to end users; and through its Web site at www.adobe.com.  Further, it licenses its technology to hardware manufacturers, software developers, and service providers, as well as provides consulting, training, and maintenance and support services.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	19.15	January	28.45	January	39.73	January	38.87	January	34.93	January	19.31
February	18.63	February	30.88	February	38.55	February	39.25	February	33.65	February	16.70
March	19.65	March	33.59	March	34.95	March	41.70	March	35.59	-	-
April	20.75	April	29.74	April	39.20	April	41.56	April	37.29	-	-
May	22.32	May	33.12	May	28.63	May	44.06	May	44.06	-	-
June	23.25	June	28.61	June	30.36	June	40.15	June	39.39	-	-
July	21.09	July	29.64	July	28.51	July	40.29	July	41.35	-	-
August	22.94	August	27.04	August	32.44	August	42.75	August	42.83	-	-
September	24.74	September	29.85	September	37.46	September	43.66	September	39.47	-	-
October	28.02	October	32.25	October	38.25	October	47.90	October	26.64	-	-
November	30.28	November	32.61	November	40.16	November	42.14	November	23.16	-	-
December	31.37	December	36.96	December	41.12	December	42.73	December	21.29	-	-

BMC SOFTWARE, INC. (BMC)

BMC Software, Inc. and its subsidiaries provide and develop systems management software for businesses.  BMC provides its products in four categories:  mainframe management, distributed systems management, service management and identity management.  The company also provides maintenance, enhancement and support for its products, and performs software implementation, integration and education services.  BMC markets its products directly through its sales force as well as indirectly through resellers, distributors and systems integrators.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	19.90	January	16.83	January	22.10	January	34.39	January	32.07	January	25.33
February	19.60	February	14.95	February	21.87	February	30.86	February	32.28	February	29.63
March	19.55	March	15.00	March	21.66	March	30.79	March	32.52	-	-
April	17.30	April	16.20	April	21.54	April	32.37	April	34.76	-	-
May	17.64	May	17.02	May	20.15	May	33.14	May	40.10	-	-
June	18.50	June	17.95	June	23.90	June	30.30	June	36.00	-	-
July	15.68	July	19.09	July	23.42	July	28.72	July	32.89	-	-
August	14.97	August	20.00	August	26.62	August	30.62	August	32.56	-	-
September	15.81	September	21.10	September	27.22	September	31.23	September	28.63	-	-
October	18.92	October	19.59	October	30.31	October	33.84	October	25.82	-	-
November	18.58	November	20.49	November	32.56	November	33.08	November	24.96	-	-
December	18.60	December	20.49	December	32.20	December	35.64	December	26.91	-	-

CA, INC. (CA)

Computer Associates International, Inc. develops, delivers and licenses information technology management software products and services.  Computer Associates offers numerous products, including enterprise systems management, security, storage, portal and business intelligence, application life cycle management, data management and application development solutions.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	26.14	January	27.19	January	27.30	January	24.55	January	22.00	January	17.99
February	26.56	February	27.09	February	27.16	February	26.04	February	22.88	February	16.95
March	26.86	March	27.10	March	27.21	March	25.91	March	22.50	-	-
April	26.81	April	26.90	April	25.36	April	27.26	April	22.14	-	-
May	27.06	May	27.27	May	21.73	May	26.53	May	26.54	-	-
June	28.06	June	27.48	June	20.55	June	25.83	June	23.09	-	-
July	25.24	July	27.45	July	20.96	July	25.08	July	24.02	-	-
August	24.22	August	26.96	August	23.57	August	25.19	August	23.91	-	-
September	26.30	September	27.81	September	23.69	September	25.72	September	19.96	-	-
October	27.71	October	27.97	October	24.76	October	26.45	October	17.80	-	-
November	30.53	November	28.51	November	21.70	November	24.49	November	16.84	-	-
December	31.06	December	28.19	December	22.65	December	24.95	December	18.53	-	-

CHECK POINT SOFTWARE TECHNOLOGIES LTD. (CHKP)

Check Point Software Technologies, Ltd. develops, markets, and supports a range of software and hardware products, and services for information technology security worldwide.  Check Point’s products provide protection for network perimeter that enables authorized users to access network resources and to detect and thwart attacks; against internal threats protecting customers’ networks and endpoints from the threats; for Web-based communications allowing remote and mobile employees to securely connect to their organizations’ networks through Web browser; for network endpoints with security solutions that address the risks posed by hackers, worms, spyware, and other threats to the internal and remote computers; for data security protecting corporate information stored on mobile computing devices, such as laptops, PDAs, smartphones, and removable media, and controlling data that traverses through security gateways. The company serves enterprises, service providers, small and medium-sized businesses, and consumers.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	20.43	January	24.28	January	21.56	January	23.86	January	21.30	January	22.67
February	23.02	February	22.13	February	21.26	February	22.58	February	21.92	February	21.97
March	22.75	March	21.74	March	20.02	March	22.28	March	22.40	-	-
April	23.51	April	20.95	April	19.37	April	23.55	April	23.62	-	-
May	23.78	May	22.72	May	19.30	May	23.36	May	24.83	-	-
June	26.99	June	19.83	June	17.60	June	22.81	June	23.67	-	-
July	19.89	July	22.53	July	16.80	July	24.36	July	22.83	-	-
August	17.54	August	22.56	August	18.59	August	23.46	August	24.49	-	-
September	16.97	September	24.32	September	19.08	September	25.18	September	22.74	-	-
October	22.62	October	22.36	October	20.72	October	25.26	October	20.22	-	-
November	23.74	November	21.29	November	22.90	November	22.82	November	20.61	-	-
December	24.63	December	20.06	December	21.92	December	21.96	December	18.99	-	-

INTUIT INC. (INTU)

Intuit, Inc. provides business, financial management, and tax solutions for small businesses, consumers, and accountants in the United States, Canada, and internationally.  It offers QuickBooks accounting, and business management software and technical support, as well as financial supplies for small businesses.  The company also provides its TurboTax consumer and small business tax return preparation products and services, as well as Lacerte and ProSeries professional tax products and services.  The company’s other businesses include Quicken personal finance products and services, Intuit real estate solutions, Intuit distribution management solutions, and its businesses in Canada and the United Kingdom.  The company markets its products and services directly to its customers through its Web sites, call centers, and direct sales force, as well as through office supply superstores, warehouse clubs, consumer electronics retailers, food and drug retailers, catalogers, and general mass merchandisers.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	25.19	January	19.50	January	26.17	January	31.45	January	30.69	January	22.65
February	22.21	February	21.40	February	24.31	February	29.51	February	26.56	February	22.79
March	22.32	March	21.89	March	26.60	March	27.36	March	27.01	-	-
April	21.26	April	20.15	April	27.09	April	28.45	April	26.97	-	-
May	19.63	May	21.64	May	27.65	May	30.50	May	28.96	-	-
June	19.29	June	22.56	June	30.27	June	30.08	June	27.57	-	-
July	18.72	July	24.00	July	30.87	July	28.64	July	27.33	-	-
August	21.15	August	22.92	August	30.26	August	27.31	August	30.07	-	-
September	22.70	September	22.41	September	32.09	September	30.30	September	31.61	-	-
October	22.68	October	22.97	October	35.30	October	32.17	October	25.06	-	-
November	20.92	November	26.79	November	31.52	November	29.32	November	22.16	-	-
December	22.01	December	26.65	December	30.51	December	31.61	December	23.79	-	-

MICROSOFT CORPORATION (MSFT)

Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices.  Microsoft software includes scalable operating systems for personal computers, intelligent devices and servers, server applications, information worker productivity applications, business solutions applications, a video game system and software development tools.  Microsoft’s online businesses include the MSN network of Internet products and service and electronic-commerce platforms.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	24.88	January	26.28	January	28.15	January	30.86	January	32.60	January	17.10
February	23.87	February	25.16	February	26.87	February	28.17	February	27.20	February	16.15
March	22.43	March	24.17	March	27.21	March	27.87	March	28.38	-	-
April	23.51	April	25.30	April	24.15	April	29.94	April	28.52	-	-
May	23.60	May	25.80	May	22.65	May	30.69	May	28.32	-	-
June	25.70	June	24.84	June	23.30	June	29.47	June	27.51	-	-
July	25.64	July	25.61	July	24.06	July	28.99	July	25.72	-	-
August	24.57	August	27.38	August	25.70	August	28.73	August	27.29	-	-
September	24.88	September	25.73	September	27.35	September	29.46	September	26.69	-	-
October	25.17	October	25.70	October	28.71	October	36.81	October	22.33	-	-
November	26.81	November	27.68	November	29.36	November	33.60	November	20.22	-	-
December	26.72	December	26.15	December	29.86	December	35.60	December	19.44	-	-

NUANCE COMMUNICATIONS, INC. (NUAN)

Nuance Communications, Inc. provides speech and imaging solutions for businesses and consumers worldwide.  The company offers various speech technologies that enable voice-activated services over a telephone; transform speech into written word; and permit the control of devices and applications by speaking.  Its speech solutions comprise customer care and call center automation solutions that enable users to direct their own calls, obtain information, and conduct transactions by speaking over the telephone; healthcare dictation and transcription products that primarily include speech recognition solutions; desktop dictation applications that use speech to create documents, streamline repetitive and complex tasks, input data, complete forms, and automate manual transcription processes; embedded speech solutions for mobile devices and consumer products; and mobile search and communication solutions. The company’s imaging solutions comprise PDF and document imaging products, which converts paper and PDFs into documents that can be edited, as well as simplifies scanning and document management using multifunction scanners and networked digital copiers.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	5.10	January	4.21	January	8.54	January	11.55	January	15.89	January	9.86
February	5.46	February	4.29	February	10.70	February	14.09	February	16.49	February	8.86
March	5.55	March	3.72	March	11.81	March	15.31	March	17.41	-	-
April	4.86	April	4.02	April	12.83	April	15.41	April	20.28	-	-
May	5.24	May	4.06	May	8.72	May	16.73	May	19.72	-	-
June	4.95	June	3.77	June	10.06	June	16.73	June	15.67	-	-
July	4.08	July	4.11	July	9.26	July	16.48	July	15.52	-	-
August	4.27	August	4.93	August	7.85	August	18.80	August	15.80	-	-
September	4.08	September	5.33	September	8.17	September	19.31	September	12.19	-	-
October	3.88	October	5.14	October	11.54	October	22.11	October	9.15	-	-
November	3.65	November	6.22	November	10.27	November	20.18	November	9.18	-	-
December	4.19	December	7.63	December	11.46	December	18.68	December	10.36	-	-

OPENWAVE SYSTEMS INC. (OPWV)

Openwave Systems, Inc. provides software products and services for the communications and media industries worldwide.  The company offers server software products, including Mobile Access Gateway, an infrastructure software for exchanging data between wireline Internet and wireless mobile phones; Location Manager to obtain a subscriber’s location and presence data from multiple sources and delivers that data to location-based applications; Multimedia Messaging Services Center that enables operators to offer multimedia services; Edge Gx that prevent messaging abuse; Video Voicemail that enable users to personalize their phones with custom greetings; Video Portal that offers content and information; Outreach Express that enable operators to provide sports, news, entertainment, weather, and other real-time information; Mobile Edge, a content delivery framework for mobile data services; Email Mx a messaging solutions; and Rich Mail, a PC-based Web mail solution for carrier-scale deployment by broadband and mobile operators. The company’s client software products comprise Mobile Browser, a microbrowser used in mobile phones; Mobile Integrated Dynamic Application System that enables mobile operators to create, customize, and deploy applications and interfaces to mobile devices; Instant Messaging Client that enable instant messaging services; Phone Suite Version 7 that enable operators and manufacturers to offer services over feature phones; Mobile Email Client that deliver email messaging capabilities; PoC Embedded Client that offers voice-messaging capabilities; and Text Input that predict current and next words, phrases, abbreviations, slang, and emoticons while messaging. The company’s content products primarily include Videotones, Pictones, Musitones, and Ring Back Tones, as well as music on demand service and a personal interactive radio.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	12.41	January	11.40	January	18.03	January	7.38	January	2.07	January	0.73
February	12.68	February	10.68	February	16.61	February	6.83	February	2.06	February	0.82
March	11.16	March	10.20	March	18.06	March	6.82	March	2.45	-	-
April	7.20	April	11.20	April	15.57	April	6.15	April	2.14	-	-
May	9.35	May	13.01	May	11.83	May	8.62	May	1.98	-	-
June	10.63	June	13.72	June	9.66	June	6.26	June	1.49	-	-
July	9.51	July	15.52	July	5.51	July	5.26	July	1.43	-	-
August	7.80	August	14.40	August	6.77	August	4.52	August	1.44	-	-
September	7.38	September	15.04	September	7.83	September	4.38	September	1.24	-	-
October	9.85	October	14.95	October	7.22	October	3.96	October	0.75	-	-
November	11.03	November	13.90	November	7.03	November	2.75	November	0.54	-	-
December	12.94	December	14.62	December	7.72	December	2.60	December	0.65	-	-

ORACLE CORPORATION (ORCL)

Oracle Corporation develops, manufactures and markets computer software that allows businesses to engage in electronic commerce and information management.  Oracle’s primary products include database technology software and applications software for the development of Internet applications, and business applications software for a company’s data processing, financial management and customer service needs.  The company also offers software license updates, products support, consulting, on demand, advanced products services and education.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	13.86	January	13.77	January	12.57	January	17.16	January	20.55	January	16.83
February	12.87	February	12.95	February	12.42	February	16.43	February	18.80	February	15.54
March	12.00	March	12.48	March	13.69	March	18.13	March	19.56	-	-
April	11.25	April	11.56	April	14.59	April	18.80	April	20.85	-	-
May	11.40	May	12.80	May	14.22	May	19.38	May	22.84	-	-
June	11.93	June	13.20	June	14.49	June	19.71	June	21.00	-	-
July	10.51	July	13.57	July	14.97	July	19.12	July	21.53	-	-
August	9.97	August	12.99	August	15.66	August	20.28	August	21.93	-	-
September	11.28	September	12.40	September	17.74	September	21.65	September	20.31	-	-
October	12.66	October	12.68	October	18.47	October	22.17	October	18.29	-	-
November	12.74	November	12.60	November	19.05	November	20.18	November	16.09	-	-
December	13.72	December	12.21	December	17.14	December	22.58	December	17.73	-	-

SAP AG (SAP)

SAP AG develops and markets software that integrates the way businesses interact internally and with third parties.  SAP’s software enables companies of all sizes and industries to work together in an open collaborative Internet environment with their employees, customers and partners.  Specifically, SAP’s software is designed to manage value chains across business networks, manage a company’s information technology infrastructure and business functions, manage strategic relationships, optimize supply chains, reduce time to market and share information.  The company’s software also offers product, project, and portfolio management services and provides, among other things, sales and marketing support.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	41.46	January	38.72	January	51.37	January	46.34	January	47.71	January	35.38
February	39.60	February	40.55	February	51.10	February	46.02	February	47.41	February	32.14
March	39.31	March	40.08	March	54.32	March	44.65	March	49.57	-	-
April	37.28	April	39.43	April	54.63	April	48.00	April	50.23	-	-
May	40.40	May	41.25	May	52.63	May	47.74	May	54.60	-	-
June	41.81	June	43.30	June	52.52	June	51.07	June	52.11	-	-
July	40.01	July	42.82	July	45.63	July	53.92	July	57.81	-	-
August	36.46	August	42.67	August	47.74	August	54.07	August	56.08	-	-
September	38.95	September	43.33	September	49.50	September	58.67	September	53.43	-	-
October	42.65	October	42.94	October	49.64	October	54.28	October	35.33	-	-
November	44.50	November	45.15	November	52.22	November	51.22	November	34.14	-	-
December	44.21	December	45.07	December	53.10	December	51.05	December	36.22	-	-

SAPIENT CORPORATION (SAPE)

Sapient Corporation provides business, marketing, and technology consulting services.  The company offers its services in the areas of business and information technology (IT) strategy, business applications, business intelligence, marketing, and outsourcing.  The company offers its services to technology, telecommunications, energy, financial services, automotive, healthcare and life sciences, education, consumer/retail products, and travel and hospitality industries, as well as to federal, state, and local government clients in the United States, and to provincial and other governmental entities in Canada and Europe.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	6.15	January	7.88	January	6.60	January	6.28	January	7.01	January	4.26
February	6.97	February	7.37	February	7.50	February	6.24	February	7.38	February	3.83
March	6.03	March	7.35	March	7.63	March	6.86	March	6.96	-	-
April	5.60	April	7.15	April	7.83	April	7.23	April	7.12	-	-
May	6.00	May	8.40	May	5.35	May	7.50	May	6.60	-	-
June	6.01	June	7.93	June	5.30	June	7.73	June	6.42	-	-
July	6.97	July	7.78	July	4.80	July	7.13	July	6.46	-	-
August	7.50	August	7.19	August	4.87	August	6.44	August	9.27	-	-
September	7.63	September	6.25	September	5.44	September	6.71	September	7.43	-	-
October	8.05	October	5.19	October	5.45	October	7.00	October	5.49	-	-
November	7.91	November	6.22	November	5.46	November	7.24	November	3.94	-	-
December	7.91	December	5.69	December	5.49	December	8.81	December	4.44	-	-

SYMANTEC CORPORATION (SYMC)

Symantec Corporation provides software and services for information security, availability, compliance, information technology, and systems performance.  The company operates in four segments: Consumer Products, Security and Data Management, Data Center Management, and Services.  The Consumer Products segment focuses on delivering the company’s Internet security, personal computer (PC) tuneup, and backup products to individual users and home offices.  This segment offers consumer security software products under Norton brand name that provides protection from malicious attacks for Windows and Macintosh platforms.  The Security and Data Management segment focuses on providing businesses with solutions for compliance and security management, endpoint security, messaging management, and data protection management software solutions that allows customers to secure, provision, backup, and remotely access their laptops, PCs, mobile devices, and servers.  Its solutions include virus protection and content filtering, antispam, endpoint security, firewall and virtual private networking, intrusion protection, policy compliance, security management, managed security services, and early warning services.  The Data Center Management segment provides storage and server management, data protection, and application performance management solutions across storage and server platforms.  The Services segment assists organizations in managing information technology risk in the areas, including security, availability, performance, and compliance, as well as provides customers with maintenance and technical support, consulting, education, and business critical services.  The company offers its services to enterprises, governments, small and medium-sized businesses, and consumers worldwide.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	19.39	January	23.35	January	18.38	January	17.71	January	17.93	January	15.33
February	20.48	February	22.01	February	16.89	February	17.10	February	16.84	February	13.83
March	23.15	March	21.33	March	16.83	March	17.30	March	16.62	-	-
April	22.53	April	18.76	April	16.38	April	17.60	April	17.22	-	-
May	22.85	May	22.51	May	15.60	May	19.99	May	21.73	-	-
June	21.89	June	21.74	June	15.54	June	20.20	June	19.35	-	-
July	23.38	July	21.95	July	17.35	July	19.20	July	21.07	-	-
August	23.98	August	20.97	August	18.62	August	18.81	August	22.31	-	-
September	27.44	September	22.66	September	21.28	September	19.38	September	19.58	-	-
October	28.47	October	23.85	October	19.84	October	18.78	October	12.58	-	-
November	31.91	November	17.61	November	21.22	November	17.80	November	12.03	-	-
December	25.76	December	17.50	December	20.85	December	16.14	December	13.52	-	-

TIBCO SOFTWARE INC. (TIBX)

TIBCO Software, Inc. operates as a business integration and process management software company.  It offers software that enables interoperability between applications and information sources, co-ordinates processes that span systems and people, and helps companies’ sense and respond to events and opportunities.  It also offers consulting services, including systems planning and design, installation, and systems integration, as well as software support and maintenance options.  The company sells its products through direct sales force, as well as through alliances with software vendors and systems integrators.  The company serves various industries, including financial services, telecommunications, retail, healthcare, manufacturing, energy, transportation, logistics, government, and insurance.  It operates in Americas, Europe, Japan, and the Asia Pacific region.

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price

January	7.82	January	10.99	January	7.99	January	9.28	January	7.44	January	5.35
February	8.02	February	9.76	February	8.67	February	9.05	February	7.05	February	4.83
March	8.17	March	7.45	March	8.36	March	8.52	March	7.14	-	-
April	7.50	April	7.14	April	8.62	April	9.12	April	7.67	-	-
May	8.30	May	6.34	May	7.67	May	9.02	May	7.72	-	-
June	8.45	June	6.54	June	7.05	June	9.05	June	7.65	-	-
July	7.07	July	7.69	July	7.96	July	8.13	July	8.21	-	-
August	6.32	August	7.62	August	7.86	August	7.91	August	8.19	-	-
September	8.51	September	8.36	September	8.98	September	7.39	September	7.32	-	-
October	9.72	October	7.59	October	9.25	October	9.18	October	5.15	-	-
November	11.50	November	8.37	November	9.31	November	7.83	November	4.84	-	-
December	13.34	December	7.47	December	9.44	December	8.07	December	5.19	-	-

1,000,000,000 Depositary Receipts

Software HOLDRSSM Trust

PROSPECTUS

March 11, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Exhibit Index.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the

“Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 11, 2009.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Joseph F. Regan
Title:	First Vice President, Chief Financial
Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 11, 2009.

	Signature	Title

	*	Director and Executive Vice President
	Daniel C. Sontag	(Principal Executive Officer)

	*	First Vice President, Chief Financial Officer and Controller
Joseph F. Regan

	*	Director and Executive Vice President
Thomas K. Montag

	*	Director and Senior Vice President
Carlos M. Morales

	*	Director and Senior Vice President
Candace E. Browning

*By:	/s/ Thomas W. Lee	Attorney-in-Fact
Thomas W. Lee

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

*4.2
Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.~~^~~

*5.1
Opinion of Shearman & Sterling regarding the validity of the Software HOLDRS Receipts, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

*8.1
Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to amendment no. 4 to the registration statement filed on Form S-1 for Software HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on August 15, 2000 as an exhibit to the registration statement filed on Form S-1 for Software HOLDRS.

*24.2	Power of Attorney of Dominic A. Carone, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

*24.3	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.4	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.5	Power of Attorney of Robert J. McCann and Joseph F. Regan.

24.6	Power of Attorney of Daniel C. Sontag.

24.7	Power of Attorney of Thomas K. Montag.

__________________
* Previously filed.